UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2012

FleetCor Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 449-0479

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2012, FleetCor Technologies, Inc. (the “Company”) entered into a stock repurchase agreement (the “Repurchase Agreement”) with investment funds associated with Summit Partners and Bain Capital (the “Repurchase Stockholders”) to repurchase up to $200,000,000 of shares of the Company’s common stock directly from the Repurchase Stockholders (the “Share Repurchase”) in a private transaction at a price per share equal to the price paid by the underwriter in the underwritten secondary offering announced today by the Company. The Company expects to fund the Share Repurchase primarily with borrowings under its credit facilities.

A copy of the Repurchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Repurchase Agreement, dated November 26, 2012, among the Company and the Repurchase Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

November 27, 2012	By:	/s/ Sean Bowen
Sean Bowen
Senior Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Repurchase Agreement, dated November 26, 2012, among the Company and the Repurchase Stockholders.